Exhibit 3.3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “HAWAIIAN AIRLINES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE SECOND DAY OF JUNE, A.D. 2005, AT 1:43 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID RESTATED CERTIFICATE IS THE SECOND DAY OF JUNE, A.D. 2005, AT 2:02 O’CLOCK P.M.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State

2583732 8100X	AUTHENTICATION:	8619202

110291325	DATE:	03-11-11

You may verify this certificate online

at corp.delaware.gov/authver.shtml

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:43 PM 06/02/2005
FILED 01:43 PM 06/02/2005
SRV 050460198 - 2583732 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HHIC, INC.

HHIC, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:                  The name of the corporation is HHIC, Inc., and it was originally incorporated under the name “AIP, Inc.” The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 19, 1996.

SECOND:                   This Amended and Restated Certificate of Incorporation (“Amended and Restated Certificate”) amends and restates in its entirety the provisions of the present Amended and Restated Certificate of Incorporation of the Corporation. This Amended and Restated Certificate has been duly adopted and approved by the board of directors of the Corporation by unanimous written consent in lieu of a meeting thereof in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware and by written consent of the sole stockholder of the Corporation in lieu of a meeting in accordance with the provisions of Sections 141 and 228 of the General Corporation Law of the State of Delaware.

THIRD:             This Amended and Restated Certificate shall not become effective until June 2, 2005, at 2:02 p.m. Eastern Time (the “Effective Time”).

FOURTH:                 At the Effective Time, the present Amended and Restated Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto.

FIFTH:            Anything herein or elsewhere to the contrary notwithstanding, this Amended and Restated Certificate may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the Effective Time in accordance with Section 103 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be executed by a duly authorized officer effective as of June 2, 2005.

HHIC, INC.

By:	/s/ Randall L. Jenson
Randall L. Jenson
Vice President, Chief Financial Officer and
Secretary

[Signature Page for Amended and Restated Certificate of Incorporation]

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HAWAIIAN AIRLINES, INC.

ARTICLE I

NAME

The name of the corporation is “Hawaiian Airlines, Inc.” (the “Corporation”)

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, in the City of Dover, County of Kent, Delaware 19901. The name of the Corporation’s registered agent at such address is National Corporate Research, Ltd.

ARTICLE III

PURPOSES AND POWERS

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

ARTICLE IV

CAPITAL STOCK

A.  Authorized Capital Stock

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is as follows:

1.                                     100 shares of Common Stock, par value $0.01 per share (the “Common Stock”); and

2.                                     2,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

B.                          Restriction on Foreign Ownership of Voting Stock

The ownership or control of more than twenty-five percent (25%) of the issued and outstanding Voting Stock of the Corporation by persons who are not “citizens of the United States” as defined in Section 40102(a)(15) of the Transportation Act (49 U.S.C. § 41001, et sec., the “Act”) is prohibited; provided, however, that such percentage shall be deemed to be automatically increased or decreased from time to time to that percentage of ownership which is then permissible by persons who are not “citizens of the United States” under the Act or under any successor or other law of the United States of America which provides for the regulation of, or is otherwise applicable to, the Corporation or its subsidiaries in their business activities. A transfer of shares of Voting Stock of the Corporation to a Foreigner shall not be valid, except between the parties to the transfer, until the transfer shall have been recorded on the Foreign Stock Record of the Corporation as provided in this Part B of Article IV. The “Foreign Stock Record” shall mean a record maintained by the Secretary which shall record the date of a transfer to a Foreigner, the parties to the transfer and the number and description of the shares of Voting Stock transferred to a Foreigner. At no time shall ownership or control of shares representing more than 25% of the Corporation’s Voting Stock be registered on the Foreign Stock Record. If any time the Corporation shall determine that shares of Voting Stock are owned or controlled by Foreigners who are not registered on the Foreign Stock Record, the registration of such shares shall, subject to the limitation in the preceding sentence, be made in chronological order in the Foreign Stock Record, based on the date of the Corporation’s finding of ownership or control of such shares by a Foreigner. If at any time the Corporation shall determine that the number of shares of Voting Stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of Voting Stock, sufficient shares shall be removed from the Foreign Stock Record in reverse chronological order so that the number of shares of Voting Stock registered on the Foreign Stock Record does not exceed 25% of the total number of shares of Voting Stock. At no time shall shares of Voting Stock known the Corporation to be owned or controlled by Foreigners and not registered on the Foreign Stock Record be entitled to vote until so registered. All shares of Voting Stock known to the Corporation to be owned by Foreigners as of the date of the adoption of this Part B of Article IV shall be registered on the Foreign Stock Record. The shares registered on the Foreign Stock Record pursuant to the preceding sentence have chronological priority over any subsequent request for the registration of additional shares of Voting Stock on the Foreign Stock Record. As used in this Part B of Article IV, “Foreigner” means any person who is not a “citizen of the United States” as defined in Section 40102(a)(15) of the Act. As used in this Part B of Article IV, “Voting Stock” of the Corporation means the Common Stock and any shares of Preferred Stock of the Corporation entitled to vote on matters generally referred to the shareholders for a vote.

C.                          Powers and Rights of the Common Stock.

1.                                   Voting Rights. The Common Stock shall have all the voting rights provided under the DGCL for voting common stock except as otherwise provided in this Amended and Restated Certificate of Incorporation.

2.                                   Rights on Liquidation. All shares of Common Stock shall rank equally in the event of liquidation of the Corporation and shall be entitled to any assets of the Corporation available for distribution to shareholders after payment in full of any preferential amount to which holders of Preferred Stock may be entitled.

D.                               Powers and Rights of Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series. Prior to or simultaneously with the creation and/or issuance of any such series, the Board of Directors is hereby authorized to fix the voting powers, designations, preferences and participating, optional, relative or other special rights, and qualifications, limitations or restrictions thereof to the full extent permitted by the laws of the State of Delaware, unless such voting powers, designations, preferences, rights and qualifications, limitations or restrictions thereof are otherwise established by this Amended and Restated Certificate of Incorporation; provided that, in no event shall any shares be entitled to more than one vote per share on any matters for which shareholder approval is required. Unless otherwise provided in the resolution creating a series, all shares of that series redeemed, repurchased or otherwise reacquired, as well as shares of a series authorized but not yet issued, shall thereupon, without further action by the Board of Directors, be or become authorized but unissued shares subject to all of the authority of the Board of Directors in this Article IV provided.

E.                                No Preemptive or Other Subscription Rights in Absence of Board Authorization.

No holder of the shares of any class of capital stock or other securities of the Corporation shall have any preemptive or preferential right of subscription for or to purchase any shares of any class of stock or other securities of the Corporation, whether now or hereafter authorized, other than such right or rights, if any, and upon such terms and at such prices as the Board of Directors, in its discretion, from time to time may determine. The Board of Directors may issue shares of capital stock or other securities without offering the same in whole or part to the holders of the capital stock or any other securities of the Corporation.

ARTICLE V

BOARD OF DIRECTORS

The number of directors shall be fixed by, and the members of the Board of Directors shall be elected or appointed at such times, in such manner and for such terms as may be prescribed by the Bylaws which also may provide for the removal of directors and filling of vacancies and may provide that the remaining members of the Board of Directors, although less than a majority thereof, may by the affirmative vote of the majority of such remaining members fill vacancies in the Board of Directors. The directors need not be shareholders of the Corporation. The Board of Directors shall have full power to control and direct the business and affairs of the Corporation, subject, however, to any limitations which may be set forth in the DGCL, in the Amended and Restated Certificate of Incorporation of the Corporation or in the Bylaws of the Corporation. The Board of Directors, without the approval of the shareholders of the Corporation, or of any percentage thereof, may authorize the borrowing of money or the incurring of debts even though, as result thereof, the amount of the Corporation’s indebtedness may exceed its capital stock.

ARTICLE VI
OFFICERS

A.                          Officers

The officers of the Corporation shall consist of such officers and assistant officers and agents as may be prescribed by the Bylaws. The officers shall be elected or appointed, hold office and may be removed, and shall have such qualifications, as may be prescribed by the Bylaws. Any two or more offices may be held by the same person, provided, however, that not less than two (2) persons shall be officers.

B.                          Authority

All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be prescribed by the Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with the Bylaws.

ARTICLE VII

CERTAIN RESTRICTIONS

Except as permitted by this Article VII, the Corporation shall not, for a period of two years from the Effective Date (as defined below), pay any dividends, redeem any shares of capital stock or make any other payments (collectively, “Restricted Payments”) to Hawaiian Holdings, Inc. (“HHI”), or RC Aviation, LLC (“RC Aviation”), unless, after giving effect to any such Restricted Payment, the Corporation’s unrestricted cash (determined in accordance with U.S. generally accepted accounting principles) at such time exceeds the Minimum Cash Balance (as defined below). Notwithstanding the foregoing, the Corporation shall be permitted to make Restricted Payments to (a) RC Aviation or its members to the extent that it or they hold the note described in Section 5.7.3 of the Joint Plan (as defined below); and (b) HHI for (i) the payment of interest on, or principal of, New Debt (as defined below) issued by HHI, whether or not held by an affiliate of RC Aviation; (ii) the payment of preferred dividends on any New Preferred Stock (as defined below), whether or not held by an affiliate of RC Aviation; (iii) customary costs and expenses of operating a publicly-traded entity not to exceed $2,000,000 annually, including, without limitation, filing fees and taxes, director fees and legal fees associated with the foregoing; (iv) insurance; (v) legal fees associated with litigation or with a transaction involving the Corporation, HHI or both, outside the ordinary course; and (vi) accounting fees.

“Effective Date” means the Effective Date of that certain Joint Plan of Reorganization of the Corporation proposed by Joshua Gotbaum, as Chapter 11 Trustee of the Corporation, The Official Committee of Unsecured Creditors, HHIC, HHI and RC Aviation, as amended (the “Joint Plan”).

“Minimum Cash Balance” means $70,000,000 assuming the date of measurement is January 31, 2005 and means $70,000,000 plus or minus an adjustment for seasonality on any other date of measurement, which adjustment, if any, shall be made in good faith by the Board of Directors of the Corporation.

“New Debt” means up to $125,000,000 of secured or unsecured indebtedness incurred pursuant to, or as contemplated or permitted by, the Joint Plan.

“New Preferred Stock” means preferred stock of HHI issued pursuant to, or as contemplated or permitted by, the Joint Plan.

ARTICLE VIII

LIMITATION ON DIRECTOR LIABILITY; INDEMNITY

1.                                   The Corporation shall, to the full extent permitted by the DGCL, as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto.

2.                                   The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, to the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article VIII or any adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal, modification or adoption.

3.                                   No suit, action or proceeding shall be brought by the Corporation or any stockholder against any director, officer or other stockholder of the Corporation with respect to the acts or omissions of such director, officer or stockholder in such director’s, officer’s or stockholder’s capacity as such (an “Official Act or Omission”) except in the state courts of Delaware or a Federal court sitting in the District of Delaware (the “Delaware Courts”), which Delaware Courts shall have exclusive jurisdiction over any suit, action or proceeding alleging any Official Act or Omission. Each director, officer or other stockholder of the Corporation shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the Delaware Courts over any suit, action or proceeding alleging an Official Act or Omission. The Corporation and each director, officer and stockholder of the Corporation shall be deemed to have waived any right it or they may have to trial by jury in any suit, action or proceeding alleging an Official Act or Omission.

ARTICLE IX

BYLAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, amend and repeal the Bylaws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation.

ARTICLE X

AMENDMENT

Subject to the limitations set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

ARTICLE XI

DURATION

The Corporation shall exist in perpetuity.